Exhibit 21.1

The following entities are wholly owned entities of Edwards Lifesciences Corporation:

Legal Entity	State of Incorporation/ Formation	Country of Incorporation/ Formation
Edwards Lifesciences Asset Management Corporation	Delaware	U.S.
Edwards Lifesciences CardiAQ LLC.	Delaware	U.S.
Edwards Lifesciences Corporation of Puerto Rico	Delaware	U.S.
Edwards Lifesciences Financing LLC	Delaware	U.S.
Edwards Lifesciences Holding, Inc.	Delaware	U.S.
Edwards Lifesciences Innovation Holding LLC	Delaware	U.S.
Edwards Lifesciences International Assignments Inc.	Delaware	U.S.
Edwards Lifesciences International Holdings LLC	Delaware	U.S.
Edwards Lifesciences LLC	Delaware	U.S.
Edwards Lifesciences NY Inc.	Delaware	U.S.
Edwards Neptune, Inc.	Delaware	U.S.
Edwards Lifesciences Research Holding LLC	Delaware	U.S.
Edwards Lifesciences (U.S.) Inc.	Delaware	U.S.
Edwards Lifesciences World Trade Corporation	Delaware	U.S.
Edwards Lifesciences PVT, Inc.	Delaware	U.S.
Red Hill Holding LLC	Delaware	U.S.
Red Hill Insurance Corporation	D.C.	U.S.
Valtech Cardio Inc.	Delaware	U.S.
Edwards Lifesciences Austria GmbH		Austria
Edwards Lifesciences Pty. Limited		Australia
Edwards Lifesciences S.P.R.L.		Belgium
Edwards Lifesciences Macchi Ltda.		Brazil
Edwards Lifesciences Participacoes e Comercial Ltda.		Brazil
Edwards Lifesciences Comercio de Produtos Medico-Cirurgicos Ltda.		Brazil
Edwards Lifesciences (Canada) Inc.		Canada
Edwards Lifesciences (Shanghai) Medical Products Co., Ltd.		China
Edwards Lifesciences Colombia S.A.S.		Colombia
Edwards Lifesciences Czech Republic s.r.o.		Czech Republic
Edwards Lifesciences Costa Rica, S.R.L.		Costa Rica
Edwards Lifesciences A/S		Denmark
Edwards Lifesciences SAS		France
Edwards Lifesciences Services GmbH		Germany
Valtech Cardio GmbH		Germany
Edwards Lifesciences Hellas, EPE		Greece
Edwards Lifesciences (India) Private Limited		India
Edwards Lifesciences (Israel) Ltd.		Israel
Edwards Lifesciences Sales (Israel) Ltd.		Israel
Valtech Cardio, Ltd.		Israel
Edwards Lifesciences Italia SpA		Italy
Edwards Lifesciences (Japan) Limited		Japan
Edwards Lifesciences Korea Co., Ltd.		Korea
Edwards Lifesciences (Malaysia) Sdn. Bhd.		Malaysia

Legal Entity	State of Incorporation/ Formation	Country of Incorporation/ Formation
Edwards Lifesciences Mexico, S.A. de C.V.		Mexico
Edwards Lifesciences (New Zealand) Limited		New Zealand
BMEYE B.V.		The Netherlands
Edwards Lifesciences B.V.		The Netherlands
Edwards Lifesciences Holding B.V.		The Netherlands
EL Research C.V.		The Netherlands
Edwards Lifesciences Poland Sp.z o.o		Poland
Edwards Lifesciences (Portugal) Comércio e Distribuicao de Dispositivos Medicos, Lda.		Portugal